Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-276656, 333-231636, 333-236498, 333-252147, 333-262151 and 333-269388) of Mereo BioPharma Group plc of our report dated March 27, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

March 27, 2024